Exhibit 24






                           CONSENT OF INDEPENDENT AUDITORS


               We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Southwestern Bell Corporation Savings Plan for Salaried Employees and the Southwestern Bell Corporation Savings and Security Plan (Non-Salaried Employees) and to the incorporation by reference therein of our reports (a) dated February 11, 1994, with respect to the consolidated financial statements of Southwestern Bell Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, and the related financial statement schedules included therein, and (b) dated May 25, 1994, with respect to the financial statements and schedules of investment of the Southwestern Bell Corporation Savings Plan for Salaried Employees and the Southwestern Bell Corporation Savings and Security Plan (Non-Salaried Employees) included in each of the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1993, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG

          San Antonio, Texas
          June 24, 1994
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